Exhibit 99.1

NETLIST REPORTS THIRD QUARTER 2019 RESULTS

IRVINE, CALIFORNIA, November 4, 2019 - Netlist, Inc. (OCTQX: NLST) today reported financial results for the third quarter ended September 28, 2019.

Net sales for the third quarter ended September 28, 2019 were $6.1 million, compared to net sales of $7.2 million for the quarter ended September 29, 2018.  Gross profit for the quarter ended September 28, 2019 was $0.5 million, or 7.4% of net sales, compared to a gross profit of $0.6 million, or 8.1% of net sales, for the quarter ended September 29, 2018.

Net loss for the third quarter ended September 28, 2019 was ($3.1) million, or a loss per share of ($0.02), compared to a net loss in the prior year period of ($4.6) million, or a loss per share of ($0.04).  These results include stock-based compensation expense of $0.2 million and $0.2 million for the quarters ended September 28, 2019 and September 29, 2018, respectively.

As of September 28, 2019, cash, cash equivalents and restricted cash was $8.6 million, total assets were $17.0 million, working capital was $1.9 million, total debt and accrued interest, net of debt discount, was $18.2 million, and stockholders’ deficit was ($11.7) million.

“During the third quarter we grew product revenue sequentially and improved operating performance on both a sequential and year over year basis,” said Netlist’s Chief Executive Officer, C.K. Hong. “We recently received a favorable Notice of Initial Determination from the United States International Trade Commission (ITC) which represents a major milestone in the multi-year effort to protect our valuable intellectual property.”

On October 21, 2019 the ITC issued a Notice of Initial Determination finding that Netlist’s standard-essential ‘907 patent is being infringed by Korean manufacturer SK hynix’s sale, sale for importation, and importation into the United States of accused LRDIMM memory modules in violation of Section 337 of the Tariff Act.

Conference Call Information

C.K. Hong, Chief Executive Officer, and Gail Sasaki, Chief Financial Officer, will host an investor conference call today, November 4, 2019 at 12:00 p.m. Eastern Time to review Netlist’s results for the third quarter ended September 28, 2019.  The dial-in number for the call is 1-412-317-5443. The live webcast and archived replay of the call can be accessed for 90 days in the Investors section of Netlist’s website at www.netlist.com.

About Netlist

Netlist provides high-performance SSDs and modular memory subsystems to enterprise customers in diverse industries.  HybriDIMM™, Netlist’s next-generation storage class memory product, addresses the growing need for real-time analytics in Big Data applications, in-memory databases, high-performance computing and advanced data storage solutions. Netlist also manufactures and provides a line of specialty and legacy memory products to storage customers, appliance customers, system builders and cloud and datacenter customers. Netlist holds a portfolio of patents, many seminal, in the areas of hybrid memory, storage class memory, rank multiplication and load reduction. To learn more, visit www.netlist.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical facts and often address future events or Netlist’s future performance. Forward-looking statements contained in this news release include statements about Netlist’s ability to execute on its strategic initiatives. All forward-looking statements reflect management’s present expectations regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others: risks related to Netlist’s plans for its intellectual property, including its strategies for monetizing, licensing, expanding, and defending its patent portfolio; risks associated with patent infringement litigation initiated by Netlist, such as its ongoing proceedings against SK hynix Inc., or by others against Netlist, as well as the costs and unpredictability of any such litigation; risks associated with Netlist’s product sales, including the market and demand for products sold by Netlist and its ability to successfully develop and launch new products that are attractive to the market; the success of product, joint development and licensing partnerships, including its relationship with Samsung Electronics Co., Ltd.; the competitive landscape of Netlist’s industry; and general economic, political and market conditions. All forward-looking statements reflect management’s present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These and other risks and uncertainties are described in Netlist’s annual report on Form 10-K for its most recently completed fiscal year filed on March 22, 2019, and the other filings it makes with the U.S. Securities and Exchange Commission from time to time, including any subsequently filed quarterly and current reports.  In light of these risks, uncertainties and other factors, these forward-looking statements should not be relied on as predictions of future events. These forward-looking statements represent Netlist’s assumptions, expectations and beliefs only as of the date they are made, and except as required by law, Netlist undertakes no obligation to revise or update any forward-looking statements for any reason.

(Tables Follow)

For more information, please contact:

The Plunkett Group	Netlist, Inc.
Mike Smargiassi/Sharon Oh	Gail M. Sasaki
NLST@theplunkettgroup.com	Chief Financial Officer
(212) 739-6729	(949) 435-0025

Netlist, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	(unaudited)
	September 28,	December 29,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$6,386	$14,802
Restricted cash	2,250	1,850
Accounts receivable, net	2,488	2,917
Inventories	2,398	2,946
Prepaid expenses and other current assets	703	677
Total current assets	14,225	23,192

Property and equipment, net	313	279
Operating lease right-of-use assets	1,133	—
Other assets	1,375	1,394
Total assets	$17,046	$24,865

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$8,520	$9,497
Revolving line of credit	1,515	2,293
Accrued payroll and related liabilities	475	604
Accrued expenses and other current liabilities	808	343
Convertible promissory note and accrued interest, net of debt discounts	997	—
Note payable	—	376
Total current liabilities	12,315	13,113
Convertible promissory notes and accrued interest, net of debt discounts	15,665	17,346
Operating lease liabilities	630	—
Other liabilities	146	78
Total liabilities	28,756	30,537

Commitments and contingencies

Stockholders’ deficit:
Preferred stock	—	—
Common stock	154	139
Additional paid-in capital	173,979	169,355
Accumulated deficit	(185,843)	(175,166)
Total stockholders’ deficit	(11,710)	(5,672)
Total liabilities and stockholders’ deficit	$17,046	$24,865

Netlist, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 28,	September 29,	September 28,	September 29,
	2019	2018	2019	2018

Net sales	$6,116	$7,203	$16,733	$24,508
Cost of sales(1)	5,666	6,617	15,600	23,061
Gross profit	450	586	1,133	1,447
Operating expenses:
Research and development(1)	583	535	1,738	2,326
Intellectual property legal fees	979	2,760	3,567	6,359
Selling, general and administrative(1)	1,747	1,745	5,724	5,021
Total operating expenses	3,309	5,040	11,029	13,706
Operating loss	(2,859)	(4,454)	(9,896)	(12,259)
Other expense, net:
Interest expense, net	(245)	(183)	(775)	(463)
Other expense, net	(4)	(7)	(5)	(12)
Total other expense, net	(249)	(190)	(780)	(475)
Loss before provision for income taxes	(3,108)	(4,644)	(10,676)	(12,734)
Provision for income taxes	—	—	1	—
Net loss	$(3,108)	$(4,644)	$(10,677)	$(12,734)
Net loss per common share:
Basic and diluted	$(0.02)	$(0.04)	$(0.07)	$(0.13)
Weighted-average common shares outstanding:
Basic and diluted	148,058	115,402	142,624	96,516

(1)  Amounts include stock-based compensation expense as follows:

Cost of sales	$6	$7	$20	$19
Research and development	67	46	163	182
Selling, general and administrative	170	104	599	370
Total stock-based compensation	$243	$157	$782	$571